News Release	Contact:
For Immediate Release	James J. Hyland, VP Investor Relations (636) 534-2369 Email: investor.relations@tlcvision.com

TLCVision Reports First Quarter 2008 EPS of $0.12 Per Share

Same-Store Procedure Growth up 9%

ST. LOUIS, MO, May 6, 2008: TLCVision Corporation (NASDAQ:TLCV; TSX:TLC), North America’s premier eye care services company, today reported first quarter earnings of $0.12 per diluted share for the quarter ended March 31, 2008.

First Quarter 2008 Results

•	Revenue for the first quarter was $90.4 million, compared to $82.3 million for the prior year period, up 9.7%.

•	Refractive Centers revenue was $59.0 million, up 13.9% on the strength of higher majority-owned center procedures, which totaled 34,600 procedures in the first quarter, a 9% overall increase driven by a 9% increase on a same-store majority-owned basis. Average revenue per center procedure increased to $1,704, up 4.3% from the prior year period.

•	Doctor Services revenue increased 0.3% to $25.1 million on the strength of higher cataract procedures.

•	Eye Care revenue increased 13.5% to $6.3 million on the strength of increases in both the number of franchises and revenue per franchisee.

•	Consolidated net income for the first quarter was $6.1 million, compared to $3.5 million for the prior year period, up 75%. Earnings per diluted share for the first quarter were $0.12, compared to $0.05 for the prior year period, up 142%.

•	First quarter operating cash flow was $22.8 million, or $0.45 per share, compared to $15.3 million, or $0.22 per share, in the prior year period, up 49%.

•	Total debt was reduced during the first quarter by $6.9 million, or 6.2%.

Jim Wachtman, President and Chief Executive Officer of TLCVision, commented, “We are very pleased with the operating results for the first quarter. Over the past year and a half, our team has worked very hard to develop and execute a comprehensive strategy to grow the revenue of the company in order to better leverage our fixed cost infrastructure as well as drive both cash flow and earnings per share.

These results indicate the high operating leverage of our business model and its tremendous potential, especially in a stronger economic environment. We remain very focused on driving revenue growth, managing our costs, paying down debt and delivering shareholder value.”

Conference Call
The Company will host a conference call and live web cast with investors and analysts on Tuesday, May 6, 2008 at 4:30 p.m. (EDT). To access, please dial 866-303-7746 or 416-641-6141 (international callers). The call will be broadcast live on the company’s web site at www.tlcv.com under the “Webcasts” link in the Investor Relations section.

A replay of the conference call will be available until May 20, 2008. To access the replay, dial 800-408-3053 or 416-695-5800 (international callers) and enter the pass code: 3258680. The call will also be archived on the company’s web site at www.tlcv.com under the “Webcasts” link in the Investor Relations section.

Forward Looking Statements

This press release contains certain forward looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933, Section 21E of the U.S. Securities Exchange Act of 1934 and Canadian Provincial Securities Laws, which statements can be identified by the use of forward looking terminology, such as “may”, “will”, “expect”, ”intend”, “anticipate”, “estimate”, “predict”, “plans” or “continue” or the negative thereof or other variations thereon or comparable terminology referring to future events or results. We caution that all forward-looking information is inherently uncertain and that actual results may differ materially from the assumptions, estimates or expectations reflected in the forward-looking information. A number of factors could cause actual results to differ materially from those in forward-looking statements, including but not limited to economic conditions, the level of competitive intensity for laser vision correction, the market acceptance of laser vision correction, concerns about potential side effects and long term effects of laser vision correction, the ability to maintain agreements with doctors on satisfactory terms, quarterly fluctuation of operating results that make financial forecasting difficult, the volatility of the market price of our common shares, profitability of investments, successful execution of our direct-to-consumer marketing programs, the ability to open new centers, the reliance on key personnel, medical malpractice claims and the ability to maintain adequate insurance therefore, claims for federal, state and local taxes, compliance with industry regulation, compliance with U.S. and Canadian healthcare regulations, disputes regarding intellectual property, many of which are beyond our control.

Therefore, should one or more of theses risks materialize, or should assumptions underlying the forward-looking statements prove incorrect, actual results may vary significantly from what we currently foresee. Accordingly, we warn investors to exercise caution when considering any such forward-looking information herein and to not place undue reliance on such statements and assumptions. We are under no obligation (and we expressly disclaim any such obligation) to update or alter any forward-looking statements or assumptions whether as a result of new information, future events or otherwise, except as required by law.

See the Company’s reports filed with the Canadian Securities Regulators and the U.S. Securities and Exchange Commission from time to time for cautionary statements identifying important factors with respect to such forward looking statements, including certain risks and uncertainties, that could cause actual results to differ materially from results referred to in forward looking statements. TLCVision assumes no obligation to update the information contained in this press release.

About TLCVision

TLCVision is North America’s premier eye care services company, providing eye doctors with the tools and technologies needed to deliver high-quality patient care. Through its centers’ management, technology access service models, extensive optometric relationships, aggressive consumer advertising and managed care contracting strength, TLCVision maintains leading positions in Refractive, Cataract and Eye Care markets. Information about vision correction surgery can be found on the TLC Laser Eye Center’ website at www.lasik.com. More information about TLCVision can be found on the Company’s website at www.tlcv.com.

TLC VISION CORPORATION
CONSOLIDATING STATEMENTS OF OPERATIONS (UNAUDITED)
(In thousands, except per share amounts)
Three Months Ended March 31, 2008	Three Months Ended March 31, 2007

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	Results Before AMD			Results Before AMD
	Segment	AMD Segment	Total TLCVision	Segment	AMD Segment	Total TLCVision

Revenues:
Refractive centers	$58,967	$—	$58,967	$51,784	$—	$51,784
Doctor services	25,063	—	25,063	24,990	—	24,990
Eye care	6,325	—	6,325	5,572	—	5,572

Total revenues	90,355	—	90,355	82,346	—	82,346

Cost of revenues (excluding amortization):
Refractive centers	37,357	—	37,357	34,236	—	34,236
Doctor services	18,141	—	18,141	17,801	—	17,801
Eye care	2,822	—	2,822	2,475	—	2,475

Total cost of revenues (excluding amortization)	58,320	—	58,320	54,512	—	54,512

Gross profit	32,035	—	32,035	27,834	—	27,834

General and administrative	8,367	—	8,367	9,917	—	9,917
Marketing and sales	11,651	—	11,651	8,435	—	8,435
Amortization of intangibles	830	—	830	784	—	784
Other (income) expense, net	(197)	—	(197)	438	—	438

Total operating costs	20,651	—	20,651	19,574	—	19,574

Operating income	11,384	—	11,384	8,260	—	8,260

Interest income	210	—	210	568	—	568
Interest expense	(2,476)	—	(2,476)	(440)	—	(440)
Minority interests	(2,816)	—	(2,816)	(2,448)	—	(2,448)
Earnings (loss) from equity investments	217	—	217	811	(2,517)	(1,706)

Income (loss) from continuing operations before income taxes	6,519	—	6,519	6,751	(2,517)	4,234
Income tax expense	(447)	—	(447)	(951)	—	(951)

Income (loss) from continuing operations	6,072	—	6,072	5,800	(2,517)	3,283
Income from discontinued operations, net of tax	—	—	—	195	—	195

Net income (loss)	$6,072	$—	$6,072	$5,995	$(2,517)	$3,478

Earnings (loss) per share — diluted	$0.12	$—	$0.12	$0.09	$(0.04)	$0.05

Weighted average number of common shares outstanding — diluted	50,282	50,282	50,282	69,651	69,651	69,651

Note: The AMD segment includes the Company’s interest in OccuLogix, Inc.

TLC VISION CORPORATION
CONSOLIDATING BALANCE SHEETS
(In thousands)

		March 31, 2008			December 31, 2007

	Results Before AMD			Results Before AMD	AMD Segment
	Segment	AMD Segment	Total TLCVision	Segment (Unaudited)	(Unaudited)	Total TLCVision

ASSETS
Current assets
Cash and cash equivalents	$22,992	$—	$22,992	$12,925	$—	$12,925
Accounts receivable, net	20,745	—	20,745	18,076	—	18,076
Prepaid expenses, inventory and other	14,404	—	14,404	14,882	—	14,882

Total current assets	58,141	—	58,141	45,883	—	45,883

Restricted cash	1,115	—	1,115	1,101	—	1,101
Investments and other assets	17,753	—	17,753	17,524	—	17,524
Goodwill	99,351	—	99,351	94,346	—	94,346
Other intangible assets, net	16,189	—	16,189	17,020	—	17,020
Fixed assets, net	59,583	—	59,583	61,936	—	61,936

Total assets	$252,132	$—	$252,132	$237,810	$—	$237,810

LIABILITIES
Current liabilities
Accounts payable	$24,423	$—	$24,423	$17,177	$—	$17,177
Accrued liabilities	34,611	—	34,611	28,115	—	28,115
Current maturities of long-term debt	7,744	—	7,744	11,732	—	11,732

Total current liabilities	66,778	—	66,778	57,024	—	57,024

Long-term debt, less current maturities	95,548	—	95,548	98,417	—	98,417
Other long-term liabilities	7,030	—	7,030	5,023	—	5,023
Minority interests	15,294	—	15,294	15,224	—	15,224

Total liabilities	184,650	—	184,650	175,688	—	175,688

STOCKHOLDERS’ EQUITY
Common stock	309,652	28,501	338,153	308,972	28,501	337,473
Option and warrant equity	745	—	745	837	—	837
Other comprehensive income	(2,084)	—	(2,084)	(784)	—	(784)
Accumulated deficit	(240,831)	(28,501)	(269,332)	(246,903)	(28,501)	(275,404)

Total stockholders’ equity	67,482	—	67,482	62,122	—	62,122

Total liabilities and stockholders’ equity	$252,132	$—	$252,132	$237,810	$—	$237,810

Note: The AMD segment includes the Company’s interest in OccuLogix, Inc.

TLC VISION CORPORATION
CONSOLIDATING STATEMENTS OF CASH FLOWS (UNAUDITED)
(In thousands, except per share amounts)
	Three Months Ended March 31, 2008			Three Months Ended March 31, 2007

	Results Before AMD			Results Before AMD
	Segment	AMD Segment	Total TLCVision	Segment	AMD Segment	Total TLCVision

OPERATING ACTIVITIES
Net income (loss)	$6,072	$—	$6,072	$5,995	$(2,517)	$3,478

Adjustments to reconcile net income (loss) to net cash from operating activities:
Depreciation and amortization	4,895	—	4,895	4,389	—	4,389
Minority interests	2,816	—	2,816	2,539	—	2,539
(Earnings) losses from equity investments	(217)	—	(217)	(811)	2,517	1,706
Deferred taxes	—	—	—	851	—	851
Gain on sales and disposals of fixed assets	(69)	—	(69)	(88)	—	(88)
Gain on sale of businesses	(145)	—	(145)	—	—	—
Non-cash compensation expense	357	—	357	390	—	390
Other	251	—	251	15	—	15
Changes in operating assets and liabilities, net of acquisitions and dispositions:	8,846	—	8,846	2,019	—	2,019

Cash from operating activities	22,806	—	22,806	15,299	—	15,299

INVESTING ACTIVITIES
Purchases of fixed assets	(851)	—	(851)	(3,671)	—	(3,671)
Proceeds from sales of fixed assets	165	—	165	243	—	243
Distributions and loan payments received from equity investments	601	—	601	1,431	—	1,431
Acquisitions and equity investments	(2,984)	—	(2,984)	(2,718)	—	(2,718)
Proceeds from sales of short-term investments	—	—	—	3,225	—	3,225
Divestitures of businesses	1,179	—	1,179	—	—	—
Purchases of short-term investments	—	—	—	(3,750)	—	(3,750)
Other	29	—	29	(10)	—	(10)

Cash used in investing activities	(1,861)	—	(1,861)	(5,250)	—	(5,250)

FINANCING ACTIVITIES
Restricted cash movement	(14)	—	(14)	—	—	—
Principal payments of debt financing and capital leases	(13,199)	—	(13,199)	(1,926)	—	(1,926)
Proceeds from debt financing	5,384	—	5,384	167	—	167
Capitalized debt costs	(534)	—	(534)	—	—	—
Distributions to minority interests	(2,746)	—	(2,746)	(2,357)	—	(2,357)
Proceeds from issuances of common stock	231	—	231	122	—	122
Cash used in financing activities	(10,878)	—	(10,878)	(3,994)	—	(3,994)

Net increase in cash and cash equivalents during the period	10,067	—	10,067	6,055	—	6,055
Cash and cash equivalents, beginning of period	12,925	—	12,925	28,917	—	28,917

Cash and cash equivalents, end of period	$22,992	$—	$22,992	$34,972	$—	$34,972

Operating cash flow per diluted share	$0.45	$—	$0.45	$0.22	$—	$0.22

Note: The AMD segment includes the Company’s interest in OccuLogix, Inc.